As filed with the Securities and Exchange Commission on July 31, 2026.	File No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor Atlanta, GA 30339 (Address, Including Zip Code, of Registrant’s Principal Executive Offices)

MANHATTAN ASSOCIATES, INC. 2020 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Bruce S. Richards

Senior Vice President,

Chief Legal Officer and Secretary

Manhattan Associates, Inc.

2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

(770) 955-7070

(Name, Address, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to: David M. Eaton Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Manhattan Associates, Inc., a Georgia corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under the Registrant’s 2020 Equity Incentive Plan (the “Plan”) that became reserved and available for issuance following approval by the Registrant’s shareholders of the First Amendment to the Plan on May 14, 2026.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-238503) on October 8, 2020, with respect to the shares of Common Stock previously reserved for issuance under the Plan (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statement relating to the Plan are incorporated by reference in this Registration Statement, to the extent not replaced hereby.

ITEM 8. EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
4.1

Articles of Incorporation of the Registrant, as amended May 15, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed on July 29, 2014).

4.2	Amended Bylaws of the Registrant, as amended March 8, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 19, 2023).
5.1	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the securities to be issued (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included in signature pages to this Registration Statement).
99.1	Manhattan Associates, Inc. 2020 Equity Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2020).
99.2

First Amendment to Manhattan Associates, Inc. 2020 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2026).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 23rd day of July, 2026.

MANHATTAN ASSOCIATES, INC.

By: /s/ Eric A. Clark

Eric A. Clark

President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Eric A. Clark, Eddie Capel and Bruce S. Richards, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date
/s/ Eric A. Clark Eric A. Clark Director, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2026
s/ Linda C. Pinne Linda C. Pinne Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2026
/s/ Eddie Capel Eddie Capel, Chairman of the Board of Directors	July 23, 2026
/s/ Edmond I. Eger Edmond I. Eger, Director	July 23, 2026
/s/ Linda T. Hollembaek Linda T. Hollembaek, Director	July 23, 2026
/s/Kimberly A. Kuryea Kimberly A. Kuryea, Director	July 23, 2026
/s/ Charles E. Moran Charles E. Moran, Director	July 23, 2026
/s/ Thomas E. Noonan Thomas E. Noonan, Director	July 23, 2026
/s/ Danielle Sheer Danielle Sheer, Director	July 23, 2026

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